SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 1997

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.

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             (Exact name of registrant as specified in its charter)

               Florida               000-21889                   59-2327-381
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           (State or other         (Commission File           (I.R.S. Employer
            jurisdiction                Number)                Identification
          of incorporation)                                         No.)

                             1810 N.E. 144th Street
                           North Miami, Florida 33181
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (305) 944-7710

                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

                  Effective as of September 29, 1997, Advanced Electronic Support Products, Inc. (the "Registrant") entered into a Master Purchase Agreement (the "Agreement") with Focus Enhancements, Inc. ("Focus"), pursuant to which Focus agreed to purchase from the Registrant a minimum of $2.5 million of primarily custom connectivity products at agreed upon margins over a period of two years. The term of the Agreement may be automatically renewed for additional one year periods unless either party provides prior written notice of its intent not to renew the term of the Agreement.

Item 7. Financial Statements and Exhibits.

         None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ADVANCED ELECTRONIC SUPPORT
                                 PRODUCTS, INC.

                                 By: /S/ ROMAN BRISKIN
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Date: OCTOBER 15, 1997                 Roman Briskin, Executive Vice President
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